UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2016
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operation and Financial Condition.
In a press release dated July 25, 2016, a copy of which is attached hereto as Exhibit 99.1, and the text of which is incorporated by reference herein, Post Holdings, Inc. (“Post” or the “Company”) announced certain preliminary results for its third quarter ended June 30, 2016, commented on financial guidance for fiscal 2016 and provided initial commentary on fiscal 2017.
The information contained in Item 2.02 and the Exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.
In the Company’s press release, the Company makes reference to certain non-GAAP financial measures including Adjusted EBITDA. Management uses certain non-GAAP measures, including Adjusted EBITDA, as key metrics in the evaluation of underlying Company and segment performance, in making financial, operating and planning decisions, and, in part, in the determination of cash bonuses for its executive officers and employees. Management believes the use of non-GAAP measures, including Adjusted EBITDA, provides increased transparency and assists investors in understanding the underlying operating performance of the Company and its segments and in the analysis of ongoing operating trends.
The Company believes that Adjusted EBITDA is useful to investors in evaluating the Company’s operating performance and liquidity because (i) we believe it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, (ii) it presents a measure of corporate performance exclusive of the Company’s capital structure and the method by which the assets were acquired, and (iii) it is a financial indicator of a company’s ability to service its debt, as the Company is required to comply with certain covenants and limitations that are based on variations of EBITDA in the Company’s financing documents.
The calculation of Adjusted EBITDA is not specified by United States generally accepted accounting principles. The Company’s calculation of Adjusted EBITDA may not be comparable to similarly-titled measures of other companies. Preliminary Adjusted EBITDA for the quarter ended June 30, 2016 reflects adjustments for net interest expense, income taxes, depreciation and amortization, as well as the following adjustments:

a.
Non-cash mark-to-market adjustments interest rate swaps: The Company has excluded the impact of non-cash mark-to-market adjustments on interest rate swaps due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates and the amount and frequency of such adjustments are not consistent.

b.
Non-cash stock-based compensation: The Company’s compensation strategy includes the use of stock-based compensation to attract and retain executives and employees by aligning their long-term compensation interests with shareholders’ investment interests. The Company has excluded non-cash stock-based compensation as non-cash stock-based compensation can vary significantly based on reasons such as the timing, size and nature of the awards granted and subjective assumptions which are unrelated to operational decisions and performance in any particular period and do not contribute to meaningful comparisons of the Company’s operating performance to other periods.

c.
Integration costs: The Company has excluded costs incurred to integrate acquired or to-be-acquired businesses as the Company believes these exclusions allow for more meaningful evaluation of the Company’s current operating performance and comparisons of the Company’s operating performance to other periods. The Company believes that such costs are generally not relevant to assessing or estimating the long-term performance of acquired assets as part of the Company, and are not factored into management’s evaluation of potential acquisitions or its performance after completion of acquisition. In addition, the frequency and amount of such charges vary significantly based on the size and timing of the acquisitions and the maturities of the businesses being acquired. Also, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of such expenses, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding these expenses, management is better able to evaluate the Company’s ability to utilize its existing assets and estimate the long-term value that acquired assets will generate for the Company. Furthermore, the Company believes that the adjustments of these items more closely correlate with the sustainability of the Company’s operating performance.

d.
Restructuring and plant closure costs: The Company has excluded certain costs associated with facility closures as the amount and frequency of such adjustments are not consistent. Additionally, the Company believes that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the Company’s current operating performance or comparisons of the Company’s operating performance to other periods.

e.
Loss on assets held for sale: The Company has excluded losses recorded to adjust the carrying value of facilities and other assets classified as held for sale as such adjustments represent non-cash items and the amount and frequency of such adjustments is not consistent. Additionally, the Company believes that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the Company’s current operating performance or comparisons of the Company’s operating performance to other periods.

f.
Provision for legal settlement: The Company has excluded gains and losses recorded to recognize a receivable or liability associated with an anticipated resolution of certain ongoing litigation as the Company believes such gains and losses do not reflect expected ongoing future operating expenses and do not contribute to a meaningful evaluation of the Company’s current operating performance or comparisons of the Company’s operating performance to other periods.

g.
Mark-to-market adjustments on commodity hedges: The Company has excluded the impact of mark-to-market adjustments on commodity hedges due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates. Additionally, these adjustments are primarily non-cash items and the amount and frequency of such adjustments are not consistent.

h.
Foreign currency gains and losses on intercompany loans: The Company has excluded the impact of foreign currency fluctuations related to intercompany loans denominated in currencies other than the functional currency of the respective legal entity in evaluating company performance to allow for more meaningful comparisons of performance to other periods.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 25, 2016	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	SVP, General Counsel & Chief Administrative Officer, Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 25, 2016